Exhibit 99.1

MoSys, Inc. Reports Fourth Quarter and Full Year 2009 Financial Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 4, 2010--MoSys, Inc., (NASDAQ: MOSY), a leading provider of differentiated, high-density memory and high-speed interface (I/O) intellectual property (IP), today reported financial results for the fourth quarter and year ended December 31, 2009.

Fourth Quarter and Recent Highlights

  Reported revenue of $3.5 million for the fourth quarter and $11.5 million for full year 2009
  Signed a major technology license agreement with ROHM for use of 1T-SRAM® in ROHM’s next generation IC designs
  Ended year with total cash and investments of $40.4 million
  Announced future expansion of the Company’s business model to include fabless integrated circuit (IC) sales
  Announced product development efforts for the Bandwidth Engine™ family of ICs, combining the attributes of 1T-SRAM and high-speed, serial I/O

Management Commentary

“During 2009, we implemented several strategic initiatives that have strengthened our organization and positioned MoSys for future growth,” commented Len Perham, MoSys’ president and CEO. “In particular, we reorganized our corporate structure to increase efficiencies, reduced operating costs on a year-over-year basis, focused resources on our core product lines and furthered the development of our long-term product road map. Through our acquisition of Prism Circuits, we expanded our product offerings to include silicon-proven high-speed interface IP, which has broadened our customer base and engineering capabilities and significantly increased our total addressable market. As a result of these efforts, we grew licensing revenue over the prior year and signed eight new customers for our IP in 2009. We have established the foundation for expanding our business to become a fabless semiconductor company, as well as a differentiated IP provider.

“We recently announced plans for the Bandwidth Engine family of integrated circuits. As the industry's first serial chip-to-chip communications solution for advanced networking devices, this innovative product offering will provide unparalleled bandwidth performance, while addressing the performance challenges of next generation networking systems. Bandwidth Engine combines the fast random access and low latency of our 1T-SRAM with a serial I/O that operates at a datarate of 10 Gigabits per second. We expect sampling to begin in late 2010 with production quantities available in the first half of 2011. We are currently working with multiple potential partners to support the Bandwidth Engine as we bring this revolutionary new solution to market.”

Mr. Perham concluded, “We enter 2010 with a more efficient organization to meet current and future customer needs with expanded technology offerings and engineering capabilities enabling us to capitalize on a wider range of targeted growth opportunities in the networking, communications and consumer markets. Looking forward, we believe our new strategic direction will expand our addressable markets, broaden our product offerings and position the Company for future growth.”

Fourth Quarter Results

Total net revenue for the fourth quarter of 2009 was $3.5 million, compared with $3.4 million for the third quarter of 2009 and $4.0 million for the fourth quarter of 2008.

Fourth quarter total revenue included licensing revenue of $1.3 million, compared with $1.3 million in the previous quarter and $0.9 million for the fourth quarter of 2008. Fourth quarter 2009 license revenue primarily consisted of new and ongoing interface IP projects as well as a new 1T-SRAM project with ROHM, a major Japanese IDM. Royalty revenue for the fourth quarter was $2.2 million, compared with $2.0 million for the previous quarter and $3.1 million for the fourth quarter of 2008.

Gross margin for the fourth quarter of 2009 was 80 percent and consistent with the previous quarter. Gross margin for the fourth quarter of 2008 was 84 percent.

Total operating expenses on a GAAP basis for the fourth quarter of 2009 were $8.2 million, compared with $7.8 million for the previous quarter and $9.9 million for the fourth quarter of 2008. Fourth quarter 2009 operating expenses included $0.6 million of amortization of intangible assets, $0.5 million in acquisition-related compensation charges and $0.9 million of stock-based compensation expense.

GAAP net loss for the fourth quarter of 2009 was $4.9 million, or ($0.16) per share, compared with a net loss of $5.0 million, or ($0.16) per share, in the previous quarter and a net loss of $6.4 million or ($0.20) per share for the fourth quarter of 2008. The non-GAAP net loss for the fourth quarter 2009 was $2.8 million, or ($0.09) per share, which excludes acquisition-related charges and stock-based compensation expense. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release. Earnings per share for the fourth quarter of 2009 was computed using 31.2 million shares on both a GAAP and non-GAAP basis.

Cash and investments totaled approximately $40.4 million as of December 31, 2009, compared with approximately $67.5 million as of December 31, 2008. The year-over-year decrease in cash and investments included cash used in operations, as well as a $13.6 million cash payment related to the acquisition of Prism Circuits, approximately $1.0 million in expenditures related to the exit of the analog/mixed-signal product lines, approximately $0.9 million of stock repurchases and approximately $0.6 million related to the closure of our Korea design center and headcount reductions in the United States.

Full Year 2009 Results

Total revenue for 2009 was $11.5 million, compared with $14.0 million for fiscal 2008. Net loss for the year was $19.1 million, or ($0.61) per share, compared with a net loss of $18.6 million, or ($0.59) per share, in 2008. The non-GAAP net loss for 2009 was $12.5 million, or ($0.40) per share, excluding a restructuring charge of $0.7 million, stock-based compensation charges of $3.1 million, acquisition-related charges totaling $1.4 million and approximately $1.5 million in intangible asset amortization charges. Non-GAAP net loss for 2008 was $10.4 million, or ($0.33) per share, excluding stock-based compensation charges of $4.7 million, a restructuring charge of $1.3 million, an asset impairment charge of $1.4 million and approximately $0.7 million in intangible asset amortization charges. Earnings per share for 2009 was computed using approximately 31.2 million shares on a GAAP and non-GAAP basis.

In the December quarter, the Company identified a calculation error in the third-party software it uses for stock administration. The calculation errors resulted in an understatement of previously reported non-cash stock-based compensation expense and changed the timing of stock-based compensation expense. The cumulative effect of this error on the Company’s GAAP net income was determined to be immaterial to previously reported financial results. The Company has retroactively corrected the impacts of the calculation error on the consolidated financial statements for 2008 and the first three quarters of 2009 in this press release. The corrections have not changed disclosed non-GAAP results for any periods presented.

Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss the fourth quarter and full year 2009 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-800-291-9234 in the U.S. (1-617-614-3923 outside of the U.S.), and entering the pass code 35646811 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for 2 business days following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), pass code of 87190298.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the income statement the effects of restructurings, stock-based compensation and certain acquisition-related charges, including amortization of acquired intangible assets, transaction costs and contingent compensation charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because MoSys does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated February 4, 2010, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, benefits and performance expected from use of the Company’s embedded memory and interface technologies, improving operational efficiencies, the timing of product development and shipments of Bandwidth Engine ICs, anticipated benefits and performance expected from the Bandwidth Engine product, growth in the size of the market addressed by the Company’s business and the Company’s future markets and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to the following:

  customer acceptance of our proprietary embedded memory and interface technologies and ICs;
  timing and nature of the license agreements to be entered into with our customers and their requests for our services under existing license agreements;
  timing of customer acceptance of our work under such agreements;
  level of commercial success of licensees’ products, ease of manufacturing and yields of devices incorporating our proprietary technologies;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  difficulties and delays in the development, production, testing and marketing of the Bandwidth Engine ICs;
  anticipated costs and technological risks of developing and bringing ICs to market;
  willingness of our manufacturing partners to assist successfully with the fabrication of Bandwidth Engine ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our licensees and customers and operations of the Company; and

other risks identified in the Company’s most recent reports on form 10-K and form 10-Q filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) develops serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems and advanced system-on-chip (SoC) designs. MoSys’ IP portfolio includes DDR3 PHYs and SerDes IP that support data rates from 1 - 11 Gigabits per second (Gbps) across a variety of standards. In addition, MoSys offers its flagship, patented 1T-SRAM® and 1T-Flash® memory cores, which offer a combination of high-density, low power consumption, high speed and low cost advantages for high-performance networking, computing, storage and consumer/graphics applications. MoSys IP is production-proven in more than 225 million devices. MoSys is headquartered in Sunnyvale, California. More information is available on MoSys' website at www.mosys.com.

MoSys, 1T-SRAM and 1T-Flash are registered trademarks of MoSys, Inc. The MoSys logo and Bandwidth Engine is a trademark of MoSys, Inc. All other trademarks mentioned herein are the intellectual property of their respective owners.

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008 (1)	2009	2008 (1)

Net Revenue
Licensing	$1,314	$859	$3,476	$3,156
Royalty	2,229	3,101	7,982	10,870
Total net revenue	3,543	3,960	11,458	14,026

Cost of Net Revenue
Licensing	720	641	1,993	2,797
Total cost of net revenue	720	641	1,993	2,797

Gross Profit	2,823	3,319	9,465	11,229

Operating Expenses
Research and development	5,148	4,156	18,145	17,206
Selling, general and administrative	2,521	3,058	9,207	12,006
Acquisition-related costs	488	-	1,410	-
Impairment of intangible assets	-	1,379	-	1,379
Restructuring charges	-	1,334	706	1,334
Total operating expenses	8,157	9,927	29,468	31,925

Loss from operations	(5,334)	(6,608)	(20,003)	(20,696)

Other income, net	251	217	744	2,243
Loss before income taxes	(5,083)	(6,391)	(19,259)	(18,453)

Provision for income taxes	191	(21)	155	(132)

Net loss	$(4,892)	$(6,412)	$(19,104)	$(18,585)

Net loss per share
Basic and diluted	($0.16)	($0.20)	($0.61)	($0.59)

Shares used in computing net loss per share
Basic and diluted	31,219	31,623	31,238	31,698

(1) Financial statements have been revised to reflect immaterial increases in stock-based compensation resulting from calculation errors in the third-party stock administration software used by the Company.

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31,	December 31,
	2009	2008 (1)

Assets
Current assets:
Cash, cash equivalents and investments	$31,338	$44,075
Accounts receivable, net	739	688
Unbilled contract receivables	1,022	428
Prepaid expenses and other assets	3,235	2,158
Total current assets	36,334	47,349

Long-term investments	9,098	23,395
Property and equipment, net	1,561	958
Goodwill	23,017	12,326
Intangible assets, net	4,616	-
Other assets	1,147	1,905
Total assets	$75,773	$85,933

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$514	$167
Accrued expenses and other liabilities	1,750	2,235
Accrued acquisition-related earn-out costs	5,659	-
Accrued restructuring liabilities	112	1,004
Deferred revenue	2,901	639
Total current liabilities	10,936	4,045

Long-term liabilities	136	-

Stockholders' equity	64,701	81,888

Total liabilities and stockholders’ equity	$75,773	$85,933

(1) Financial statements have been revised to reflect immaterial increases in stock-based compensation resulting from calculation errors in the third-party stock administration software used by the Company.

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008 (1)	2009	2008 (1)

GAAP net loss	$(4,892)	$(6,412)	$(19,104)	$(18,585)
Stock-based compensation expense
-Cost of net revenue	94	65	250	405
-Research and development	320	261	1,153	1,235
-Selling, general and administrative	532	779	1,651	3,103
Total stock-based compensation expense	946	1,105	3,054	4,743

Restructuring charges (2)	-	1,334	706	1,334
Impairment of intangible assets	-	1,379	-	1,379
Amortization of intangible assets (3)	643	151	1,463	742
Acquisition-related contingent compensation charges (4)	488	-	1,110	-
Acquisition-related transaction costs (5)	-	-	300	-

Non-GAAP net loss	$(2,815)	$(2,443)	$(12,471)	$(10,387)

GAAP net loss per share	($0.16)	($0.20)	($0.61)	($0.59)
Reconciling items
-Stock-based compensation expense	0.03	0.03	0.10	0.16
-Restructuring charges (2)	-	0.04	0.02	0.04
-Impairment of intangible assets	-	0.04	-	0.04
-Amortization of intangible assets (3)	0.02	0.01	0.05	0.02
-Acquisition-related contingent compensation charges (4)	0.02	-	0.03	-
-Acquisition-related transaction costs (5)	-	-	0.01	-

Non-GAAP net loss per share: Basic and diluted	($0.09)	($0.08)	($0.40)	($0.33)

Shares used in computing non-GAAP net loss per share
Basic and diluted	31,219	31,623	31,238	31,698

(1) Financial statements have been revised to reflect immaterial increases in stock-based compensation resulting from calculation errors in the third-party stock administration software used by the Company.

(2) Charges related to the exit of the analog/mixed-signal product lines and closure of the Korea office.
(3) Non-cash charges for amortization of intangibles arising from acquired assets. These charges are included in research and development expenses.
(4) Contingent earn-out compensation charges arising from the acquisition of Prism Circuits, Inc.
(5) Charges primarily related to legal and accounting fees incurred from the acquisition of Prism Circuits, Inc.
These charges are included in selling, general and administrative expenses.

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO, +1 408-731-1800
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, Sr. Acct. Manager, +1 972-239-5119 ext. 126
btwing@sheltongroup.com